UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 15, 2016 (September 12, 2016)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1688, Yunli Road, Tongli

Wujiang, Jiangsu Province

People’s Republic of China

(Address of Principal Executive Offices)

 (86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 6, 2016, China Commercial Credit, Inc. (the "Company") received a written notification from the NASDAQ Stock Market Listing Qualifications Staff indicating that the Company has regained compliance with the $1.00 minimum closing bid price requirement for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) as the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days.

On September 12, 2016, the Company received another written notification from the NASDAQ Stock Market Listing Qualifications Staff indicating that the Company has regained compliance with the minimum market value of listed securities requirements for The NASDAQ Capital Market pursuant to Listing Rule 5550(b)(2) (the “ Market Value of Listed Securities Requirement”) as the market value of Company’s listed securities has been $35,000,000 or greater for 10 consecutive business days.

On September 15, 2016, the Company issued a press release announcing that the Company has regained compliance with both the Minimum Bid Price Requirement and the Market Value of Listed Securities Requirement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: September 15, 2016	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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